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                                                                  EXHIBIT 10.29


                                   AGREEMENT


         THIS AGREEMENT (the "Agreement") is entered into as of this 12th day of December, 1996, by PHYSICIAN RELIANCE NETWORK, INC. ("Employer") and RANDALL
D. KURTZ ("Employee").

         IN CONSIDERATION of the payments made and to be made by Employer to or for the benefit of Employee under this Agreement, the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee agree as follows:

         1. Background. Employee and Employer entered into an Employment Agreement (the "Employment Agreement") dated September 1, 1994, concerning the employment of Employee by Employer. Employee has decided to resign as an employee and officer of Employer and as an officer and director of each of Employer's subsidiaries and affiliates of which Employee is an officer or director. Employee and Employer mutually desire to set forth their agreements regarding Employee's resignation and to settle any and all claims and causes of action that Employee has or may have against Employer and the other Releasees (as hereinafter defined).

         2. Termination of Employment. Employee's employment with Employer shall terminate effective as of January 3, 1997 (the "Termination Date"). Effective as of the Termination Date, Employee also resigns as Executive Vice President, Chief Financial Officer and Treasurer of, and from all other positions with, Employer and resigns as an officer and director of each of Employer's subsidiaries and affiliates of which Employee is an officer or director.

         3. Consideration. Subject to the terms of this Agreement and conditioned upon Employee's full performance of this Agreement, including without limitation Employee's compliance with Sections 5, 6, 7 and 8, Employer shall pay or provide Employee with the following:

                  3.1 Cash Payment. Employer agrees to pay Employee $357,019.00 (the "Cash Payment"), less all applicable (i) federal income tax withholdings as determined in accordance with the Employee's W-4 form on file with the Employer, (ii) F.I.C.A., and (iii) other withholding and employment taxes. The Cash Payment shall be paid as follows: $287,019.00 shall be paid on or before January 3, 1997, and $70,000.00 shall be paid on or before the earlier of (x) January 3, 1998, or (y) a Change of Control (as defined herein). For the purposes of this Agreement, a "Change of Control" shall be deemed to have taken place if as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of all or substantially all of the assets of the Company, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then-outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction.

                  3.2 Insurance. Employee and Employer acknowledge that under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), Employee may elect to buy continued coverage under Employer's group health plan for a period of up to eighteen (18) months after termination of employment. Employer shall pay the premiums for Employee's continued health plan benefits under COBRA (the "COBRA Payments") for the period commencing on the day after the Termination Date and continuing until the earlier of (i) January 3, 1998, or (ii) if Employee is employed by another employer (the "New Employer"), the first date Employee is eligible to be covered by the medical plan of the New Employer.

                  3.3 Purchase of Furniture. Employer shall purchase those items of furniture owned by Employee and listed on Schedule 3.3 attached hereto for the purchase price of $3,000.00 (the "Purchase Price"). The Purchase Price shall be paid on or before January 3, 1997, by Employer's check.

                  3.4 Full Payment. Employee agrees that the Cash Payment and the other amounts and benefits to be provided by Employer to Employee under this Agreement constitute the full and complete consideration to which Employee is entitled in exchange for entering into this Agreement and that all compensation or other payments and benefits to which Employee is or will be entitled as an employee of Employer have been paid in full, except for the

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payment of salary and benefits for the pay period ending January 3, 1997, and earned vacation through January 3, 1997, which will be paid in accordance with Employer's regular payroll schedule.

         4. Indemnification. TO THE FULLEST EXTENT ALLOWED BY LAW, EMPLOYER WILL INDEMNIFY AND HOLD HARMLESS EMPLOYEE AGAINST ANY AND ALL ACTIONS, SUITS, PROCEEDINGS, CLAIMS, DEMANDS, ASSESSMENTS, LIABILITIES, LOSSES, DAMAGES, JUDGMENTS, PENALTIES (INCLUDING EXCISE AND SIMILAR TAXES), FINES, SETTLEMENTS, DEFICIENCIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION COURT COSTS AND THE REASONABLE FEES AND EXPENSES OF COUNSEL), WHETHER KNOWN OR UNKNOWN, ARISING OUT OF OR RESULTING FROM ANY ACTIONS TAKEN BY EMPLOYEE IN BEHALF OF EMPLOYER OR ANY SUBSIDIARY OR AFFILIATE OF EMPLOYER OR BY VIRTUE OF BEING AN OFFICER OF EMPLOYER OR AN OFFICER OR DIRECTOR OF ANY SUBSIDIARY OR AFFILIATE OF EMPLOYER.

         5.       Waiver and Release.

                  5.1 EMPLOYEE HEREBY IRREVOCABLY AND UNCONDITIONALLY RELEASES EMPLOYER AND ANY AND ALL OF ITS SUBSIDIARIES, AFFILIATED COMPANIES AND SUCCESSOR COMPANIES, AND THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND OTHER REPRESENTATIVES (THE "RELEASEES"), FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION, KNOWN OR UNKNOWN, EXISTING ON THE TERMINATION DATE. Without limiting the foregoing, this full waiver and release includes any claim of contractual restriction on the right of employer to terminate employee's employment, wrongful discharge, retaliatory discharge, and all rights under federal, state or local law prohibiting race, sex, age, religion, national origin or other forms of discrimination, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the National Labor Relations Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Equal Pay Act, the Occupational Safety and Health Act, the Family Leave Act, the Workers Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Texas Commission of Human Rights Act, the Texas Worker Compensation Law, and similar anti-discrimination statutes and provisions. If Employer files any lawsuit against Employee for any claim arising out of Employee's employment with Employer prior to the date of this Agreement, Employee shall have the right to pursue any counterclaims against the Employer notwithstanding the provisions of this Section 5, provided, however, that Employee repays Employer the Cash Payment and the COBRA Payments prior to filing any such counterclaims and Employee may assert all available defenses.

                  5.2 Employee agrees that Employee shall forever refrain from initiating, prosecuting, maintaining, or pressing any action, suit or claim in any jurisdiction against Employer based on the termination of Employee's employment with Employer.

                  5.3 Employee acknowledges that there is a risk that subsequent to the execution of this Agreement, Employee may discover, incur or suffer from claims which were unknown or unanticipated at the time this Agreement is executed, including without limitation unknown or unanticipated claims which arose from, are based upon, or are related to Employee's employment with Employer, which if known by Employee on the date this Agreement is being executed, may have materially affected Employee's decision to execute this Agreement. Employee acknowledges that Employee is assuming the risk of such unknown and unanticipated claims, and agrees that this Agreement applies to all such claims.

                  5.4 This Agreement is not intended to be a waiver of any rights that Employee may have to (i) non-forfeitable benefits under any of Employer's employee benefit plans which by their terms specifically provide for non-forfeitable benefits; (ii) convert group benefits under any of Employer's group benefit plans to individual coverage, to the extent that such plans allow such conversion; or (iii) continue coverage under any of Employer's medical plans as provided by the Consolidated Omnibus Budget Reconciliation Act of 1985.

         6.       Confidentiality.

                  6.1 Confidential Information. Employee acknowledges that during the term of Employee's employment with Employer, Employee had access to and became familiar with various trade secrets and confidential information, including without limitation Employer's products, improvements, designs or styles, processes, methods of marketing or distribution, systems, procedures, plans, proposals, policies, financial information, compilations of

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information, records, and manner of doing business, which are owned by Employer and which are regularly used in the operation of the business of Employer
(the "Confidential Information"). For purposes of this Agreement, "Confidential Information" shall not include (i) information which becomes generally available to the public other than through disclosure by Employee or (ii) information that Employee possessed prior to employment with Employer. Employee shall not, directly or indirectly, disclose or make known to any person, firm or corporation or use any Confidential Information at any time after the Termination Date except as such disclosure may be required by law or court order. In the event disclosure is required by law or court order, Employee shall notify Employer as soon as possible of such pending disclosure. All files, records, documents, data, materials, equipment and similar items relating to the business of Employer, whether prepared by the Employee or otherwise coming into Employee's possession, shall remain the exclusive property of Employer and shall not be removed from the premises of Employer without the prior written consent of Employer. Any such files, records, documents, data, materials or equipment and similar items, and any and all copies of such property which have been removed from the premises of Employer shall be returned by Employee to the Employer on the Termination Date.

                  6.2 Confidentiality of this Agreement. Employer and Employee agree to hold confidential and not to disclose, make public or to communicate orally or in writing to any person or entity, directly or indirectly, the terms of this Agreement or any matter set forth herein, except (a) as may be compelled by a court order, (b) as may be necessary to enforce the terms of this Agreement, (c) to a party's legal, accounting or financial advisors, or
(d) as may be required by law.

         7.       Noncompetition.

                  7.1 For a period of three (3) years following the Termination Date, Employee will not directly or indirectly, without the prior written approval of Employer's Chief Executive Officer or General Counsel, (i) own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, consultant, partner, director or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any Business (as defined herein), or (ii) either as an officer, employee, consultant, partner, director or otherwise, provide, manage, or operate any Services (as defined herein), or control or participate in the provision of any Services, or aid or assist anyone else (whether or not a Business) in providing any Services; provided, however, that ownership of five percent (5%) or less of the voting stock of any publicly held corporation shall not constitute a violation of this section. For purposes of this Agreement, "Business" shall mean any entity or business that provides any Services as a substantial part of its business, and "Services" shall mean outpatient oncology services or management services to an entity or business that provides outpatient oncology services within the United States. Employee's obligations under this Section 7.1 shall terminate after January 1, 1998, upon a Change of Control.

                  7.2 Employee acknowledges that the time and geographical restrictions set forth in this Section 7 are reasonable in scope and necessary for the protection of the business and goodwill of Employer. Employee agrees that should any portion of the covenants in this Section 7 be unenforceable because of the scope thereof or the period covered thereby or otherwise, the covenants shall be deemed to be reduced and limited to enable them to be enforced to the extent permissible under the laws and public policies applied in the jurisdiction for which enforcement is sought. In the event of a breach of any of the covenants contained in this Section 7, it is understood that the damages will be difficult to ascertain and the Corporation may petition a court of law or equity for injunctive relief in addition to any other relief which Employer may have under the law, including but not limited to reasonable attorneys' fees.

                  7.3 Employee acknowledges that the provisions of this Section 7 are reasonable and necessary to protect the confidential information of Employer and that Employee's relationship with another business that provides outpatient oncology services or that provides management services to an entity that provides outpatient oncology services would inevitably result in the use or disclosure of Employer's confidential information for the benefit of that other entity in competition with Employer. Employee also acknowledges that due to Employee's educational background and experiences, the restrictive covenants contained in this Section 7 will not cause Employee undue hardship and will not unreasonably limit Employee's ability to earn a livelihood.

                  7.4 Nothing in this Agreement shall affect the provisions of the Employment Agreement regarding confidential information and non-competition, including without limitation Sections 8 and 9 of the Employment Agreement. Employee reaffirms the provisions of the Employment Agreement regarding confidential information and non-competition, including without limitation Sections 8 and 9 of the Employment Agreement, and agrees that such provisions continue to be binding upon Employee.

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         8.       No Disparagement.

                  8.1 Employee shall not make any negative, derogatory, defamatory or disparaging comments, either in writing or verbally, about Employer or any of its employees, officers or directors to anyone, including without limitation the employees, officers, directors or members of the Employer.

                  8.2 Employer's Chief Executive Officer, Chief Operating Officer, General Counsel or Board of Directors shall not make any negative, derogatory, defamatory or disparaging comments, either in writing or verbally, about Employee to anyone.

          9. Consideration. Employee agrees that the Cash Payment and the COBRA Payments are reasonable and sufficient consideration for all of Employee's covenants, obligations, waivers and releases under this Agreement.

         10. Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

          11. Captions. The various caption headings in this Agreement are inserted for convenience only and shall not affect the meaning or the interpretation of this Agreement or any section or provision hereof.

          12. Attorney's Fees and Costs. If any action, at law or in equity, is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees, costs and necessary disbursements from the losing party in addition to any other relief to which the prevailing party may be entitled.

          13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND THIS AGREEMENT SHALL BE DEEMED TO BE IN ALL THINGS PERFORMABLE IN DALLAS, DALLAS COUNTY, TEXAS. TO THE EXTENT ALLOWED BY LAW, EMPLOYEE AND EMPLOYER AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR INTERPRET THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED IN A COURT OF COMPETENT JURISDICTION SITTING IN DALLAS COUNTY, TEXAS.

          14. Entire Agreement. This Agreement supersedes the Employment Agreement and any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to the subject matter hereof. This Agreement does not, however, supersede or affect (i) the outstanding stock option agreements between Employer and Employee, (ii) the outstanding stock option agreements between Texas Oncology, P.A. and Employee, or (iii) the Consulting Agreement executed between Employer and Employee with respect to consulting services to be rendered by Employee after the Termination Date.

          15. Multiple Copies. While this Agreement may be executed in multiple counterparts, each fully executed copy hereof shall, for all purposes, be deemed to be the original, but all of such executed counterparts shall be deemed to be but one agreement.

          16. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of Employee and Employee's heirs and executors. Employee shall not transfer or assign any or all of the Employee's rights, benefits or obligations hereunder.

          17. Modification and Waiver. The terms of this Agreement shall not be modified, amended or changed and the necessity for compliance with any term, provision, condition or requirement of this Agreement shall not be waived unless consented to in writing and signed by Employer and Employee.

          18. ADEA. Notwithstanding any other provision of this Agreement, Employee specifically acknowledges and understands that Employee is, by signing this Agreement, waiving any and all rights or claims Employee may have arising out of Employee's employment with Employer, including any claims under the Age Discrimination in Employment Act ("ADEA"), 29 USC ss.612, et seq., and Employee and Employer agree as follows:
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                           (a)      This Agreement is written in plain English.

                           (b)      This Agreement does not waive  Employee's
ADEA rights that arise after the date on which Employee executes this Agreement.

                           (c)      Employee  executes this Agreement in
exchange for consideration or compensation to which Employee is not already entitled.

                           (d)      Employee  has been given  twenty-one  (21)
days to  consider  the terms of this Agreement before signing it.

                           (e)      Employee is advised to discuss this
Agreement  with  Employee's  lawyer before signing this Agreement.

                           (f)      Employee will have seven (7) days after
signing this Agreement to revoke this Agreement. This Agreement will not become effective or enforceable against Employee or Employer until the seven-day revocation period has expired.

         IN WITNESS OF THIS AGREEMENT Employee and Employer have executed this Agreement as of the date and year first above written and Employee's signature is witnessed by the individual who has executed as a witness on the same date.


                                             EMPLOYEE:

Date: ____________________                   _______________________________
                                             Name:__________________________
                                             Address:________________________
                                                     ________________________
                                                     ________________________

                                             EMPLOYER:
                                             PHYSICIAN RELIANCE NETWORK, INC.


Date: ____________________                   By:_____________________________
                                             Name:________________________
                                             Title:_________________________




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                                  Schedule 3.3

                               LIST OF FURNITURE

            Quantity                        Description
            --------                        -----------
                1                    Desk
                1                    Desk Chair
                2                    Side chairs
                1                    Table
                4                    Table Chairs
                1                    Book case
                1                    Two drawer lateral file cabinet
                1                    Credenza

All items listed above are currently located in Employee's office.